2021 THIRD QUARTER EARNINGS November 1, 2021

® 2 This presentation contains statements regarding management’s expectations and objectives for future periods (including key factors affecting 2021 non-GAAP core earnings) as well as forecasts and estimates regarding PG&E Corporation’s and Pacific Gas and Electric Company’s (the “Utility”) 2021 W ildfire Mitigation Plan (WMP), rate base projections, capital expenditure forecasts and regulatory developments. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with: • unresolved claims from the Chapter 11 proceedings, including securities class action claims; • PG&E Corporation and the Utility’s substantial indebtedness; • any wildfires that have occurred in the Utility’s territory, including the extent of the Utility’s liability in connection with the 2019 Kincade fire (including the outcome of the criminal complaint filed by the Sonoma County District Attorney), the 2020 Zogg fire (including the outcome of the criminal complaint filed by the Shasta County District Attorney), and the 2021 Dixie fire; the Utility’s ability to recover related costs, including costs for the 2021 Dixie fire under AB1054, WEMA and FERC TO rate cases; and the timing of insurance recoveries; • the Utility’s ability to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including the ability to comply with its WMP; its ability to retain or contract for the workforce to execute its WMP; and the cost of the program and the timing of any proceeding to recover such costs through rates; • the ability to securitize up to $1.19 billion of fire risk mitigation capital expenditures and $7.5 billion of costs related to the 2017 Northern California wildfires; • the Utility’s implementation of its Public Safety Power Shutoff (PSPS) program; • whether the Utility may be liable for future wildfires, and the impact of AB1054 on potential losses in connection with such wildfires, including the CPUC’s procedures for recovering such losses; • the requirement that the Utility maintain a valid safety certification and the potential effects of the CPUC’s enhanced enforcement and oversight authority; • the Utility’s ability to access the Wildfire Fund, including that the Wildfire Fund has sufficient remaining funds; • the global COVID-19 pandemic and its impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows, as well as on energy demand, the ability to collect on customer invoices, the ability to mitigate these effects and to recover any related, and the impact of workforce disruptions; • the Utility’s ability to obtain wildfire insurance at a reasonable cost in the future, or at all; the adequacy of insurance coverage and scope of limitations; and the ability to obtain recovery of insurance premiums; • the timing and outcome of FERC and CPUC rate cases and the Utility’s applications for cost recovery of recorded amounts, future cost of capital proceedings, and other ratemaking and regulatory proceedings, including the EOEP; • the Utility’s ability to control operating costs, timely recover costs through rates and achieve projected savings, and the extent to which it incurs unrecoverable costs that are higher than forecasted; • the outcome of the probation and the monitorship, and related compliance costs, including the costs of complying with any additional conditions of probation, including expenses associated with any material expansion of the Utility’s vegetation management program; • tax treatment of certain assets and liabilities, including whether PG&E Corporation or the Utility undergoes an “ownership change” that limits certain tax attributes; and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2020, as updated by their joint quarterly report on Form 10-Q for the quarter ended September 30, 2021 (the “Form 10-Q”) and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Undefined, capitalized terms have the meanings set forth in the Form 10-Q. Unless otherwise indicated, the statements in this presentation are made as of November 1, 2021. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation was attached to PG&E Corporation and the Utility’s joint current report on Form 8-K that was furnished to the SEC on November 1, 2021 and is also available on PG&E Corporation’s website at www.pgecorp.com. Forward-Looking Statements

® 3 Confirming 2021 non-GAAP core EPS guidance of $0.95-$1.05 Responding to extreme drought conditions this year Delivering on our 2021 Wildfire Mitigation Plan Developing our lean operating system 2021: Our Focus on People, the Planet, and Prosperity Underpinned by Performance See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented.

® 4 WEATHER STATIONS 1,277 TOTAL STATIONS INSTALLED 91% Complete YTD PSPS Implementation EVENT DETAILS 2019 2020 20211 PSPS EVENTS 7 6 5 CUSTOMERS IMPACTED ~2,014,000 653,000 80,400 DAMAGE/HAZARDS 722 257 442 AVERAGE OUTAGE DURATION 43 HRS 35 HRS 31 HRS AVERAGE RESTORATION TIME 17 HRS 10 HRS 12 HRS 627 1,005 1,277 2019 2020 2021 1 Improving as we move forwardPresentation endnotes are included in Appendix 8. HD CAMERAS 481 TOTAL CAMERAS INSTALLED 98% Complete YTD 133 349 481 2019 2020 2021 1 SECTIONALIZING DEVICES 1,173 TOTAL DEVICES INSTALLED 103% Complete YTD 228 885 1,173 2019 2020 2021 1

® 5 A Balanced Approach To Mitigation Work Minimal PSPS – Last resort 96% – 100% – Time PSPS use 0% – undergrounding, system hardening, vegetation management, inspection and repairs Wildfire Risk 1 As system hardening and vegetation management work progresses, expect PSPS events to decline Our 2021 PSPS algorithm captured and may have prevented catastrophic fires. Reduces PSPS over time Presentation endnotes are included in Appendix 8. See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented.

Enhanced Powerline Safety Settings (EPSS)

IGNITION REDUCTIONS

Based on 2021 actual relative to most recent three-year average for July 28-October 17

46%

Decrease in CPUC reportable ignitions across 800 circuits (~25,000 miles) traversing high fire threat districts

80%

Decrease in CPUC reportable ignitions across 169 circuits (~11,000 miles) where EPSS first implemented

IMPROVED PROTOCOLS

- Higher circuit sensitivity- Enhanced Powerline Safety Settings
- Emergency response protocol to HFTD outages
- Focused aerial patrols spot and remediate vegetation risk
- Fire suppressant on poles in high-risk areas

Reducing ignitions in HFTDs 6

® 7 ENHANCED VEGETATION MANAGEMENT 5,656 TOTAL LINE MILES COMPLETED ENHANCED INSPECTIONS TIER 2 & 3 477K TOTAL POLES INSPECTED IN TIER 2 & 3 HFTD Wildfire Mitigation Plan Taking risk out of the system every day Presentation endnotes are included in Appendix 8. o Annual vegetation inspections on the entire system o Patrol conductors in high fire threat districts twice a year ROUTINE INSPECTIONS 2,498 4,376 5,656 2019 2020 2021 1 SYSTEM HARDENING 655 TOTAL LINE MILES HARDENED 477K 2021 1 188 530 655 2019 2020 2021 1

® 8 AB1054 Effective risk reducing plan Approved wildfire mitigation plan Wildfire safety certificate Downside protections Liquidity to pay claims Improved prudency standard1 Maximum liability cap for fund reimbursement2 Wildfire safety certificate offers protections under AB1054 Presentation endnotes are included in Appendix 8.

Q3 2021 Earnings Results

(in millions, except per share amounts)	Three Months Ended September 30, 2021 Earnings	Three Months Ended September 30, 2021 EPS	Nine Months Ended September 30, 2021 Earnings	Nine Months Ended September 30, 2021 EPS
PG&E Corporation's Loss on a GAAP basis	$ (1,091)	$ (0.55)	$ (574)	$ (0.29)
Non-core items:				
Bankruptcy and legal costs	1,307	0.66	1,379	0.69
Amortization of Wildfire Fund contribution	116	0.06	287	0.14
Prior period net regulatory recoveries	74	0.04	162	0.08
Investigation remedies	68	0.03	147	0.07
2019-2020 wildfire-related costs, net of insurance	5	—	141	0.07
PG&E Corporation's Non-GAAP Core Earnings	$ 479	$ 0.24	$ 1,542	$ 0.78

Non-Core Items (in millions, pre-tax)	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Bankruptcy and legal costs	$ 1,320	$ 1,418
Amortization of Wildfire Fund contribution	162	399
Prior period net regulatory recoveries	135	257
Investigation remedies	74	171
2019-2020 wildfire-related costs, net of insurance	7	196

Note: Amounts may not sum due to rounding.

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Exhibit H for the use of non-GAAP financial measures.
See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented.

9

® 10 Dixie Fire Recovery Sources $1.15B1 $569M $98M $339M $150M Dixie Liability Recovery Sources PG&E Insurance Policies FERC Rates WEMA Recovery2 AB1054 Wildfire Fund$1B WF Fund Threshold $1.15B Recovery Sources Reflects confidence in AB1054 protections Presentation endnotes are included in Appendix 8. Note: Amounts may not sum due to rounding. See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented.

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Exhibit H for the use of non-GAAP financial measures. See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented. ® 11 $0.22 $0.26 $0.26 $0.21 $0.24 Q3 2021 Quarter over Quarter Comparison $0.22 $0.24 $0.03 $0.02 $0.01 ($0.01) ($0.02) $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 Q3 2020 Non-GAAP Core EPS Growth in rate base earnings Change in shares Wildfire mitigation costs above authorized Timing of taxes Miscellaneous Q3 2021 Non-GAAP Core EPS Non-GAAP Core Earnings per Share Note: Amounts may not sum due to rounding.

2021 Factors Impacting Earnings

~$47.2B	10.25%	~$2.1-$2.25B	$0.95-$1.05
Equity Earning Ratebase (1)	Authorized CPUC ROE across the Enterprise (2)	Non-GAAP Core Earnings	Non-GAAP Core EPS

Key Factors Affecting Non-GAAP Core Earnings

Drivers of Variance from Authorized
($ millions after tax)

— Net below the line and spend above authorized (3)	$0 - $100
— Unrecoverable interest expense (4)	300 - 325
Range of non-GAAP core earnings below authorized	$300 - $425

Equity

2021 Equity issuance	$0

Non-Core Items(5)

($ millions after tax)

- Bankruptcy and legal costs	~$1,410 - $1,430
- Amortization of Wildfire Fund contribution	~ 370
- Investigation remedies	~ 170
- 2019-2020 wildfire-related costs	~ 140 - 160
- Prior period net regulatory recoveries	~ 150
+ Net securitization inception impact	~ (150) - 0
Estimated non-core items guidance	$2,090 - $2,280
Non-cash portion (6)	$1,740

Assumptions

- Final, non-appealable decision in $7.5B rate neutral securitization application in 2021 in the high end; the low end reflects a potential for delay to 2022. $1B contribution to the customer credit trust in 2022.
- CPUC final decision and approval of settlement in the 2011-2014 GT&S capital audit proceeding in 2021.
- No 2021 impacts from potential changes in the federal tax code.
- All potentially dilutive securities were included in the calculation of non-GAAP Core EPS.

Presentation endnotes are included in Appendix 8.

Changes from prior quarter noted in blue

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

12

® 13 Balance Sheet Improvements Filed for Recovery and Approved Interim Rate Relief $234 $208 $74 $454 $690 $385 $989 $742 $250 $155 $515 RTBA WMBA FHPMA WEMA VMBA WMPMA CEMA In Millions Non-Current Current ~$4.4B Wildfire Costs - Regulatory Account Totals 2018 CEMA 2020 WEMA 2020 WMCE 2021 WMCE Status Filed Final Decision Settled Filed Decision Expected TBD Oct – 2021 2022 TBD Recovery Timing 12 Months 12 Months 24 Months 24 Months Total ($M) $763 $440 $1,037 $1,441 $804 $967 Recovery Mechanisms for Wildfire Related Costs $989 See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented. Recovery Amount Yet to be Filed Settled, net of Interim Rate Relief Cost Recovery In Billions ~$0.8 ~$0.6 ~$0.9 1 Interim Rate Relief Presentation endnotes are included in Appendix 8. Filed, net of Interim Rate Relief ~$1.8 Final Decision ~$1.1 2

Multi-Year Financial Plan

10% Non-GAAP Core EPS CAGR

~8.5% Ratebase CAGR

Parent De-leveraging

CapEx ($B) [1]



projected
$7.6
$7.5-$8.5
$7.8-$8.9
$7.9-$10.3[3]
$7.8-$9.6
$7.9-$9.6
$8.0-$9.6
2020 Actual
2021
2022
2023
2024
2025
2026

Subject to Ongoing and Future Recovery Requests

- 2023 GRC request including Wildfire Mitigation Balancing Account
- Oakland HQ Purchase
- Microgrids

Transmission Owner (TO) | GRC and GT&S | AB1054 Fire Risk Mitigation[2] | Spend Above Authorized

Weighted average ratebase forecast ($B)



projected
~8.5% CAGR
on equity ratebase 2021-2026
$44.1
~$47.2
$49-$50
$56-$60
$60-$64
$62-$68
$64-$71
2020 Actual
2021
2022
2023
2024
2025
2026

Potential Growth Opportunities

- Additional wildfire mitigation
- Transportation electrification
- Additional distributed generation-enabled microgrids
- Undergrounding

Transmission Owner (TO) | Gas Transmission & Storage (GT&S) | General Rate Case (GRC) | Spend Above Authorized

Presentation endnotes are included in Appendix 8.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented.

Driven by Ratebase Growth and Debt Paydown

14

® 15 People, Planet, Prosperity Underpinned by Performance Confirming 2021 non-GAAP core EPS guidance of $0.95-$1.05 Responding to extreme drought conditions this year Delivering on our 2021 Wildfire Mitigation Plan Developing our lean operating system Decrease in CPUC reportable ignitions across 800 circuits (~25,000 miles) traversing high fire threat districts Decrease in CPUC reportable ignitions across 169 circuits (~11,000 miles) where EPSS first implemented 46% 80% See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented.

Appendix

® 17 Table of Contents Appendix 1 - AB1054 Wildfire Fund Slide 18 Appendix 2 - Illustrative Wildfire Fund Scenarios Slide 19 Appendix 3 - Regulatory Progress Slide 20 Appendix 4 - PG&E Catastrophic Wildfire Cost Securitization Slide 21 Appendix 5 - PG&E Wildfire Mitigation Capex Securitization Slide 22 Appendix 6 - COVID-19 Impacts Slide 23 Appendix 7 - Expected Timelines of Selected Regulatory Cases Slide 24-27 Appendix 8 - Presentation Endnotes Slide 28-29 Appendix 9 - Supplemental Earnings Exhibits Slide 30-45

Appendix 1: AB1054 Wildfire Fund[1]

Wildfire Fund Contribution Treatment

- Contribution amounts amortized based on an assumed ~15-year life[2]
- Tax treatment pending private letter ruling from the IRS

PG&E Pre-Emergence Wildfire Liabilities

- For fires occurring after July 12, 2019 and prior to exiting Chapter 11
- Claims in excess of $1B are eligible for recovery and the Wildfire Fund will pay no more than 40% of allowed claims

PG&E Investments and Liability Cap

- $3.2B of wildfire investments excluded from earning a ROE
- $2.9B liability cap (Estimated 20% of 2020 Equity T&D Rate base)

Total Funding and Participation



Wildfire Fund Funding Sources ($B)
Additional Funding over 10 Years
3.0
IOU Ongoing Contribution
10.5
DWR Surcharge Repays SMIF Loan
$21B
in Net Contributions from IOUs and Customers
Capitalization December 2020 ~$10B
4.8
PG&E Initial Contribution
0.3 SDG&E
2.4
SCE
2.0
SMIF Loan

Presentation endnotes are included in Appendix 8.

18

Appendix 2: Illustrative Wildfire Fund Scenarios

California's Wildfire Fund application depends on the total amount of claims and the CPUC's determination of whether utility conduct was reasonable and prudent.

Claims Determined: Gross of insurance[1]	Fund Pays Victims: PG&E seeks payment from Fund for eligible claims exceeding $1B[1]	PG&E Corporation Applies for Cost Recovery: Recovery of amount paid by Fund is evaluated via 12-month CPUC process	CPUC Finds PG&E Corporation Acted Prudently: Fund is not reimbursed	OR	CPUC Finds PG&E Corporation Acted Imprudently: Fund is reimbursed up to $2.9B cap[2]
$0.75B Scenario A	$0 Claims do not exceed $1B threshold	Fund is not activated in this scenario			
$2.5B Scenario B	$1.5B ($2.5B - $1B)		No PG&E Corporation Reimbursement to Fund	OR	Shareholders reimburse $1.5B Cap reduced to $1.2B for future events over remainder of 3-year period
$5B Scenario C	$4B ($5B - $1B)		No PG&E Corporation Reimbursement to Fund	OR	Shareholders reimburse ~$2.9B Cap reduced to $0 for future events over remainder of 3-year period

Examples are strictly illustrative

Presentation endnotes are included in Appendix 8.

19

® 20 Appendix 3: Regulatory Progress Presentation endnotes are included in Appendix 8. Regulatory Case/Filing Status as of October 2021 Expected Milestones1 2021 2022 2023 GRC 2023 GRC Filed 6/30/21 Proposed Decision Expected Q2 2023 GT&S 2019 Final Decision GT&S Capital Audit Settlement Proposed Decision Expected Q4 2021 Cost of Capital 2022 Application Filed 8/23/21 ACCAM Trigger 9/30/21 TO Rate Cases TO 18 Order Rehearing Denied TO 19 Final Decision 2 TO 20 Decision 12/30/20 Interim Rate Relief Final Decision 2020 WMCE Application Filed 9/30/20 Settlement Filed 9/21/21 Proposed Decision April 2022 2021 WMCE Application Filed 9/16/21 Securitization Filings Rate Neutral Securitization Financing Order Issued 5/11/21; became final on 8/12/21 Legal Appeals Process Rate Neutral Bond Issuance 3 AB1054 Final Decision 6/24/21 AB1054 Bond Issuance 2021 Wildfire Mitigation Plan Submitted 2/5/21 Ratified 10/21/21

Appendix 4: PG&E Catastrophic Wildfire Cost Securitization

Assuming legal approval consistent with CPUC, PG&E plans to sponsor the issuance of up to $7.5 billion of recovery bonds (the "Recovery Bonds") through securitization to reimburse certain wildfire costs.

	Summary of Key Securitization Terms
Collateral	Recovery Property: the right to impose, collect, and receive from the electric customers (excluding CARE and FERA customers) amounts necessary to pay principal and interest on the securitization bonds, as well as the issuing entity's other ongoing costs and expenses, timely and in full, and including the ability to adjust the securitization charges periodically through a "true-up" mechanism
Issuance Size	• Up to $7,500 million (may be issued in one or more transactions)
Purpose / Use of Proceeds	To pay or reimburse catastrophic wildfire costs or expenses, including: • Repay $6 billion of temporary utility debt • To accelerate the final payment to certain wildfire victims
Structure	• Multi-tranche
Final Payment Date	• Approximately 30 Years after the issuance date
Bond Credit Enhancement	• Periodic True-Ups • Collection Account (including General, Excess Funds and Capital Subaccounts)
Customer Credit Trust	While PG&E forecasts that the Customer Credit will equal fixed recovery charges paid by customers in each billing period such that the transaction is anticipated to be rate-neutral for its customers, failure to provide the Customer Credit for any reason will not: a. impact the customers' unconditional obligation to pay the fixed recovery charges, or b. allow the CPUC to (a) adjust, amend or modify the fixed recovery charges, recovery costs, recovery property or the Securitization authorized by the Financing Order; or (b) rescind, alter or amend the Financing Order



PG&E Customers
Customer Credits
Fixed Recovery Charges ($)
Pacific Gas and Electric Company (Seller & Servicer)
Reimbursement of Customer Credits
PG&E Shareholder Asset Contribution
Customer Credit Trust
Recovery Property (true sale)
Net Bond Proceeds
Fixed Recovery Charges ($)
Issuing Entity
Bankruptcy-Remote Entity
Bond Proceeds
Principal & Interest[1]
Pledge of Recovery Property
Bondholders

Presentation endnotes are included in Appendix 8.

21

® 22 Pledge of Recovery Property PG&E Customers Fixed Recovery Charges ($) Pacific Gas and Electric Company (Seller & Servicer) BondholdersPG&E Recovery Funding LLC Principal & Interest1 Bankruptcy-Remote Entity Recovery Property (true sale) Fixed Recovery Charges ($) Net Bond Proceeds Bond Proceeds Summary of Key Securitization Terms Collateral Recovery Property: the right to impose, collect, and receive from the electric customers (excluding CARE and FERA customers) amounts necessary to pay principal and interest on the recovery bonds, as well as the issuing entity’s other ongoing costs and expenses, timely and in full, and including the ability to adjust the securitization charges periodically through a “true-up” mechanism Issuance Size • A financing order for the 2021 transaction became final, non-appealable and irrevocable as of July 6, 2021, authorizing an issuance to recover up to $1.2 billion • $860.4 million of Securities Offered in October 2021 Prospectus Summary Purpose / Use of Proceeds • To pay or reimburse PG&E for capital expenses associated with catastrophic wildfire risk mitigation Structure • Multi-tranche Final Payment Date • Approximately 30 Years after the issuance date Bond Credit Enhancement • Periodic True-Ups • Collection Account (including General, Excess Funds and Capital Subaccounts) Appendix 5: PG&E Wildfire Mitigation Capex Securitization PG&E plans to sponsor the issuance of up to $3.2 billion of recovery bonds (the “Recovery Bonds”) through securitization to reimburse certain capital expenses associated with wildfire risk mitigation, with authority to issue the first transaction of $860.4 million in 2021. Presentation endnotes are included in Appendix 8.

Appendix 6: COVID-19 Impacts

Overall, PG&E's key wildfire mitigation and safety work execution has not been impacted by COVID-19. California's constructive regulatory framework minimizes potential earnings impacts from reduced load and higher uncollectibles.

Key Areas	Potential Business Impact	Current Status
CapEx and OpEx	◦ Focus on essential work	◦ No net earnings impact given ratemaking structure
Collection Delays and Uncollectible Revenues	◦ Delay in customer collections as a result of shelter-in-place and moratorium on service disconnections[1]	◦ No anticipated earnings impact due to COVID-19 Pandemic Protections Memorandum Account (CPPMA) and the Residential Uncollectibles Balancing Accounts (RUBA)
Electric and Gas Demand	◦ Revenues decoupled from energy usage and trued-up annually	◦ In 2021, decreased load/reduced billings for 2020 will be collected through the annual electric and gas true-up processes. PG&E is no longer estimating a load impact from COVID-19 after December 31, 2020
Liquidity	◦ Net reduction in near-term monthly cash inflows with sufficient liquidity to fund ongoing operations	◦ ~$3.3 billion of total liquidity at September 30, 2021: ◦ $269 million of Utility cash ◦ $151 million of PG&E Corporation cash ◦ $2.9 billion available under credit facilities (includes Utility and Corp credit facilities)

Changes from prior quarter noted in blue

Presentation endnotes are included in Appendix 8.

23

® 24 Regulatory Case Docket # Key Dates 2023 General Rate Case (Phase I) A.21-06-021 June 30, 2021 – Application filed October 1, 2021 – Scoping Memo Issued May 16-31, 2022 – Evidentiary Hearings August/September 2022 – Opening & Reply Briefs Q2 2023 - Proposed Decision Q2 2023 - Final Decision 2021 WMCE Application A.21-09-008 September 16, 2021 - Application Filed October 29, 2021 – Prehearing Conference 2020 WMCE Application A.20-09-019 Sept 30, 2020 - Application Filed Dec 4, 2020 - Prehearing Conference Apr 2021 - Intervenor & Rebuttal Testimony May 24-28, 2021 - Evidentiary Hearing Jun 2021 - Opening & Reply Briefs September 21, 2021 – Settlement Filed April 2022 - Revised Statutory Deadline for a Proposed Decision 2022 Cost of Capital A.21-08-015 August 23, 2021 - Application Filed October 15, 2021 – Prehearing Conference November 8, 2021 – Response to ALJ October 28th ruling 2018 CEMA Application A.20-09-019 Sept 30, 2020 - Application Filed Dec 4, 2020 - Prehearing Conference Apr 2021 - Intervenor & Rebuttal Testimony May 24-28, 2021 - Evidentiary Hearing Appendix 7: Expected Timelines of Selected Regulatory Cases

Appendix 7: Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Stress Test Securitization Application	A.20-04-023	Apr 30, 2020 - Application filed Oct 14, 2020 - Intervenors' Testimony Nov 11, 2020 - PG&E Rebuttal Testimony Dec 7-16, 2020 - Evidentiary Hearing Jan 15, 2021 - Opening Briefs Feb 1, 2021 - Reply Briefs March 23, 2021 - Proposed Decision April 21, 2021 - Revised Proposed Decision April 22, 2021 - Final Decision May 3, 2021 – AFRs from Parties August 12, 2021 – AFRs Denied September 10, 2021 – TURN filed Writ of Review October 15, 2021 – PG&E, CPUC, and CUE replied to Writ November 9, 2021 – TURN's reply is due
Rate Neutral Securitization Financing Order	A.21-01-004	Jan 6, 2021 - Application filed February 25, 2021 - Intervenors' proposed facts submitted March 1, 2021 - Opening Briefs March 12, 2021 - Reply Briefs April 5, 2021 - Proposed Decision May 6, 2021 - Final Decision May 14, 2021 – AFRs from Parties August 12, 2021 – AFRs Denied September 10, 2021 – TURN filed Writ of Review October 15, 2021 – PG&E, CPUC, and CUE replied to Writ November 9, 2021 – TURN's reply is due
AB1054 Securitization	A. 21-02-020	Feb 24, 2021 - Application filed Apr 13, 2021 - All-party meeting to discuss application May 7, 2021 - Reply Briefs May 25, 2021 – Proposed Decision Jun 24, 2021 - Final Decision

25

Appendix 7: Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Transmission Owner Rate Case (TO18)	ER16-2320	Jul 29, 2016 – PG&E filed TO18 rate case seeking an annual revenue requirement for 2017 Sep 30, 2016 – FERC accepted TO18 making rates effective Mar 1, 2017 and establishing settlement process Feb 7-8, 2017 – FERC settlement conference Oct 1, 2018 – Initial Decision issued Oct 15, 2020- FERC issued an order (Opinion No. 572) on all issues except ROE Nov 14, 2020 – PG&E filed rehearing request on CGI Plant Allocation, Service Lives, Capital Additions and O&M Forecasts, and STIP Allocation Dec 14, 2020 – Supplemental ROE Testimony filed Feb 11, 2021 – PG&E and Intervenors file appeal of the FERC decision denying rehearing followed by motions to hold appeal in abeyance until June 29, 2021 Feb 12, 2021 – Supplemental ROE Testimony filed Apr 15, 2021 – FERC issues further Order on Rehearing TBD – Evaluation is undergoing on whether to further pursue appeal or rehearing
Transmission Owner Rate Case (TO19)	ER17-2154	Jul 26, 2017 – PG&E filed TO19 rate case seeking an annual revenue requirement for 2018 Sept 28, 2017 – FERC accepted TO19 making rates effective Mar 1, 2018, subject to refund, and establishing settlement process Oct 2017 and May/July 2018 – FERC settlement conferences Sept 21, 2018 – Offer of Settlement filed with FERC with motion for interim rates Oct 9, 2018 – Chief ALJ granted motion for interim rates and authorized the implementation of the interim rates (Jul 1, 2018 for Wholesale and Jan 1, 2019 for retail) pending Commission action on settlement Dec 20, 2018 – FERC approved the all-party settlement
Transmission Owner Rate Case (TO20)	ER19-13	Oct 1, 2018 – Application filed Nov 30, 2018 – FERC accepted TO20 filing and set interim rates effective May 1, 2019 Oct 9, 2019 – First comprehensive settlement offer from Intervenors and Trial Staff May 2020 – Prehearing conference on litigation issues August 17, 2020 – FERC approves Partial Settlement Oct 15, 2020 - Filed Offer of Settlement to resolve all pending issues December 2020 - Final Decision

26

® 27 Regulatory Case Docket # Key Dates General Office Sale Section 851 A.21-06-021 Sept 30, 2020 - Application Filed Dec 15, 2020 - Scoping Memo issued Feb 26, 2021 - Intervenor Testimony Served Mar 19, 2021 – PG&E’s Rebuttal Testimony Served Apr 12, 2021 - Evidentiary Hearing scheduled [canceled by ALJ] April 22, 2021 – Settlement Agreement Filed May 7, 2021 - Opening Briefs (if needed) May 21, 2021 - Reply Briefs (if needed) July 2021 - PG&E submits Supplemental Testimony and executed Purchase and Sale Agreement Jul 23, 2021 - Proposed Decision Issued Aug 9, 2021 – Reply comments Aug 19, 2021 –Final Decision Regionalization A.20-06-011 Jun 30, 2020 - Application Filed Aug 17, 2020 - PG&E Reply Dec 16, 2020 - Comments Feb 26, 2021 - Updated Proposal Mar 3, 2021 - Second Workshop Apr 2, 2021 - Comments on Updated Proposal Apr 9, 2021 - Reply Comments Jul 20, 2021 - Settlement progress report Aug 2021 - Hearings Electric Vehicle Charge 2 A.21-10-010 October 26, 2021 - Application Filed Appendix 7: Expected Timelines of Selected Regulatory Cases

® 28 Appendix 8: Presentation Endnotes Slide 4: PSPS Implementation 1. Data is year to date as of September 30, 2021. Slide 5: A Balanced Approach To Mitigation Work 1. Reflects application of 2021 PSPS protocols to wildfires larger than 1,000 acres that were caused by overhead electrical equipment in PG&E’s service territory from 2012 to 2020, in terms of the number of structures damaged or destroyed. Slide 7: Wildfire Mitigation Plan 1. Data is year to date as of September 30, 2021. Slide 8: AB1054 1. If the electrical corporation has a valid safety certificate, the electrical corporation’s conduct would be deemed reasonable unless a party to the proceeding raises serious doubt. 2. Does not apply if the Wildfire Fund administrator determines that the electrical corporation’s actions or inactions that resulted in the wildfire constituted conscious or willful disregard of the rights and safety of others and/or if the electrical corporation fails to maintain a valid safety certification. Slide 10: Dixie Fire Recovery Sources 1. The $1.15 billion estimate does not include, among other things: (i) any amounts for potential penalties, fines, or restitution that may be imposed by courts or other governmental entities on PG&E Corporation or the Utility, (ii) any punitive damages, (iii) any amounts in respect of compensation claims by Federal agencies, including for damage to land and vegetation in national parks or national forests or fire suppression costs, or by state, county and local agencies, or (iv) any other amounts that are not reasonably estimable. 2. Recovery of WEMA costs is subject to CPUC approval. Slide 12: 2021 Factors Impacting Earnings 1. 2021 equity earning ratebase reflects 2020 GRC Final Decision, 2019 GT&S Final Decision, the April 15, 2021 FERC order denying the Utility's request for rehearing related to TO18, and TO20 Formula Rate. 2. Base earnings plan assumes CPUC currently authorized return on equity and capital structure across the enterprise. 3. Net below the line and spend above authorized includes overspend in Electric and Gas Operations, including inspections costs and costs related to gas pipeline replacements, respectively. 4. Unrecoverable interest expense reflects interest on $4.75 billion of PG&E Corporation debt, $2.45 billion Wildfire Fund contribution debt financing, and other interest above authorized. 5. Refer to Exhibit E: PG&E Corporation's 2021 Earnings Guidance. 6. Non-cash amounts for Non-Core Items are after tax, directional, and subject to change. Slide 13: Balance Sheet Improvements 1. Includes amounts not yet filed for recovery, less reserves and equity return that cannot be recognized for accounting purposes until approved by the CPUC. Also reflective of $339 million Dixie Fire accrual recorded in Q3 2021 to WEMA. 2. Includes amounts tracked in GRC balancing accounts that are subject to automatic rate adjustments.

® 29 Appendix 8: Presentation Endnotes Slide 14: Multi-Year Financial Plan 1. Low end of the range reflects authorized capital expenditures, including the full amount recoverable through a balancing account where applicable. High end of the range includes capital spend above authorized and reflects the spending forecast from the 2023 GRC application. 2. CapEx forecast includes ~$3.2 billion of fire risk mitigation capital expenditures included in the Utility’s approved wildfire mitigation plans on which PG&E Corporation and the Utility will not earn an equity return. The Utility has spent approximately $2.0 billion cumulatively towards this total including approximately $300 million and $700 million during the three and nine months ended September 30, 2021, respectively. 3. The Utility entered into a lease, with an option to purchase in 2023, the Lakeside Building in Oakland, California, in accordance with its application to sell its San Francisco General Office headquarters complex and as requested in the 2023 GRC. Slide 18: Appendix 1 – AB1054 Wildfire Fund 1. Participation in the AB1054 Wildfire Fund is subject to the Utility making the required annual contributions to the Fund and maintaining reasonable insurance coverage. 2. The useful life of the Wildfire Fund is estimated based on various assumptions, including the number and severity of catastrophic fires within the participating electric utilities’ service territories during the term of the Wildfire Fund, historical fire-loss data, the estimated cost of wildfires caused by other electric utilities, the amount at which wildfire claims will be settled, the likely adjudication of the CPUC in cases of electric utility-caused wildfires, the level of future insurance coverage held by the electric utilities, and the future transmission and distribution equity rate base growth of other electric utilities. Significant changes in any of these estimates could materially impact the amortization period. Slide 19: Appendix 2 – Illustrative Wildfire Fund Scenarios 1. Eligible claims are those exceeding the greater of $1 billion or the insurance coverage required to be in place pursuant to Cal. Pub. Util. Code § 3293. PG&E carried $900 million of wildfire insurance coverage at September 30, 2021. PG&E can seek cost recovery of claims below the $1 billion fund threshold but above insurance coverage levels through CPUC prudency review. 2. For utility caused fires deemed imprudent, the Wildfire Fund is reimbursed up to the liability cap, currently estimated at ~$2.9 billion (calculated based on 20% of the Utility’s Equity T&D rate base for 2021). Cap applies to aggregate reimbursements to the fund over a rolling three calendar year period. Cap does not apply if Utility is found to have conscious or willful disregard of the rights and safety of others. Slide 20: Appendix 3 – Regulatory Progress 1. The rate case timelines outlined above reflect expected filing and decision time frames; actual timing may differ. 2. The approved TO19 settlement will be 98.5% of TO18 rate case outcome. 3. Rate Neutral Securitization bonds may be issued in up to three series on or prior to December 31, 2022. Slide 21: Appendix 4 – PG&E Catastrophic Wildfire Cost Securitization 1. Payments of principal and interest will follow payment of certain fees and operating expenses. Slide 22: Appendix 5 – PG&E Wildfire Mitigation Capex Securitization 1. Payments of principal and interest will follow payment of certain fees and operating expenses. Slide 23: Appendix 6 – COVID-19 Impacts 1. The moratorium on service disconnections for residential and small business customers and for eligible medium and large commercial and industrial customers expired on September 30, 2021.

® 30 Appendix 9: Supplemental Earnings Materials Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Slides 31-34 Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS") Slide 35 Exhibit C: Operational Performance Metrics Slides 36-38 Exhibit D: Sales and Sources Summary Slide 39 Exhibit E: 2021 Earnings Guidance Slides 40-42 Exhibit F: General Earnings Sensitivities for 2021 Slide 43 Exhibit G: GAAP Net Income to Non-GAAP Adjusted EBITDA Reconciliation Slide 44 Exhibit H: Use of Non-GAAP Financial Measures Slide 45

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Third Quarter, 2021 vs. 2020
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
(in millions, except per share amounts)	2021	2020	2021	2020	2021	2020	2021	2020
PG&E Corporation's Earnings (Loss) on a GAAP basis	$ (1,091)	$ 83	$ (0.55)	$ 0.04	$ (574)	$ (1,518)	$ (0.29)	$ (1.50)
Non-core items: (1)								
Bankruptcy and legal costs (2)	1,307	139	0.66	0.06	1,379	2,592	0.69	2.56
Amortization of Wildfire Fund contribution (3)	116	86	0.06	0.04	287	211	0.14	0.21
Prior period net regulatory recoveries (4)	74	53	0.04	0.02	162	(25)	0.08	(0.02)
Investigation remedies (5)	68	80	0.03	0.04	147	151	0.07	0.15
2019-2020 wildfire-related costs, net of insurance (6)	5	20	—	0.01	141	168	0.07	0.17
PG&E Corporation's Non-GAAP Core Earnings (7)	$ 479	$ 461	$ 0.24	$ 0.22	$ 1,542	$ 1,579	$ 0.78	$ 1.56

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2021 and 2020, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit H: Use of Non-GAAP Financial Measures.

31

® 32 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (in millions, pre-tax) Three Months Ended September 30, 2021 Nine Months Ended September 30, 2021 Fire Victim Trust grantor trust benefit $ 1,270 $ 1,270 Exit financing 32 103 Legal and other costs 18 45 Bankruptcy and legal costs $ 1,320 $ 1,418 (3) The Utility recorded costs of $162 million (before the tax impact of $46 million) and $399 million (before the tax impact of $112 million) during the three and nine months ended September 30, 2021, respectively, associated with the amortization of Wildfire Fund contributions related to Assembly Bill ("AB") 1054. (2) PG&E Corporation and the Utility recorded costs of $1.3 billion (before the tax impact of $13 million) and $1.4 billion (before the tax impact of $39 million) during the three and nine months ended September 30, 2021, respectively, for bankruptcy and legal costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The Utility recorded a $1.3 billion adjustment for the "grantor trust" election related to the Fire Victim Trust during the three and nine months ended September 30, 2021. The Utility also incurred $32 million (before the tax impact of $9 million) and $103 million (before the tax impact of $29 million) during the three and nine months ended September 30, 2021, respectively, related to exit financing costs. PG&E Corporation and the Utility also incurred legal and other costs of $18 million (before the tax impact of $4 million) and $45 million (before the tax impact of $10 million) during the three and nine months ended September 30, 2021, respectively. Third Quarter, 2021 vs. 2020 (in millions, except per share amounts)

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Third Quarter, 2021 vs. 2020
(in millions, except per share amounts)

(4) The Utility incurred $135 million (before the tax impact of $61 million) and $257 million (before the tax impact of $95 million) during the three and nine months ended September 30, 2021, respectively, associated with prior period net regulatory recoveries. This includes $135 million (before the tax impact of $61 million) during the three and nine months ended September 30, 2021 related to wildfire response and mitigation regulatory matters, including the 2020 Wildfire Mitigation and Catastrophic Events ("WMCE") application settlement. The Utility also recorded a $122 million (before the tax impact of $34 million) adjustment during the nine months ended September 30, 2021 reflecting the impact of the April 15, 2021 FERC order denying the Utility's request for rehearing on the Transmission Owner ("TO") 18, which rejected the Utility's direct assignment of common plant to FERC, and impacted TO revenues recorded through December 31, 2020.

(in millions, pre-tax)	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021	
Wildfire response and mitigation regulatory matters	$	135	$	135
TO18 FERC ruling impact		—		122
Prior period net regulatory recoveries	$	135	$	257

(5) The Utility recorded costs of $74 million (before the tax impact of $6 million) and $171 million (before the tax impact of $25 million) during the three and nine months ended September 30, 2021, respectively, associated with investigation remedies. This includes a $40 million charge during the three and nine months ended September 30, 2021 for probable losses in connection with a pending investigation into the 2019 Kincade fire. The Utility also recorded $20 million (before the tax impact of $5 million) and $69 million (before the tax impact of $18 million) during the three and nine months ended September 30, 2021, respectively, related to the CPUC's Order Instituting Investigation ("OII") into the 2017 Northern California Wildfires and 2018 Camp Fire (the "Wildfires OII") settlement, as modified by the decision different dated April 20, 2020. The Utility also recorded costs of $10 million (before the tax impact of $0.2 million) and $24 million (before the tax impact of $0.5 million) during the three and nine months ended September 30, 2021, respectively, for system enhancements related to the locate and mark OII. The Utility also recorded restoration and rebuild costs of $4 million (before the tax impact of $1 million) and $18 million (before the tax impact of $5 million) during the three and nine months ended September 30, 2021, respectively, associated with the town of Paradise ("2018 Camp Fire"). The Utility also recorded an incremental charge of $20 million (before the tax impact of $1 million) during the nine months ended September 30, 2021 associated with the May 26, 2021 Presiding Officer's Decision ("POD") for the Public Safety Power Shutoff ("PSPS") Order to Show Cause for the Fall 2019 PSPS events.

(in millions, pre-tax)	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021	
2019 Kincade fire investigation	$	40	$	40
Wildfire OII disallowance and system enhancements		20		69
Location and mark OII system enhancements		10		24
Paradise restoration and rebuild		4		18
Incremental PSPS charge		—		20
Investigation remedies	$	74	$	171

33

® 34 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (6) The Utility incurred costs, net of probable insurance recoveries, of $7 million (before the tax impact of $2 million) and $196 million (before the tax impact of $55 million) during the three and nine months ended September 30, 2021, respectively, associated with the 2019-2020 wildfires. This includes accrued charges for third-party claims of $175 million (before the tax impact of $49 million) during the nine months ended September 30, 2021, related to the 2019 Kincade fire, and $100 million (before the tax impact of $28 million) during the nine months ended September 30, 2021, related to the 2020 Zogg fire. In addition, the Utility also incurred costs of $1 million (before the tax impact of $0.3 million) during the three and nine months ended September 30, 2021 for clean-up and repair costs related to the 2019 Kincade fire, and $5 million (before the tax impact of $2 million) during the nine months ended September 30, 2021 for clean-up and repair costs related to the 2020 Zogg fire. The Utility also incurred costs of $4 million (before the tax impact of $1 million) and $12 million (before the tax impact of $3 million) during the three and nine months ended September 30, 2021, respectively, for legal and other costs related to the 2019 Kincade fire, as well as $7 million (before the tax impact of $2 million) and $13 million (before the tax impact of $4 million) during the three and nine months ended September 30, 2021, respectively, for legal and other costs related to the 2020 Zogg fire. These costs were partially offset by probable insurance recoveries of $4 million (before the tax impact of $1 million) and $112 million (before the tax impact of $31 million) during the three and nine months ended September 30, 2021, respectively, related to the 2020 Zogg fire. (in millions, pre-tax) Three Months Ended September 30, 2021 Nine Months Ended September 30, 2021 2019 Kincade fire-related costs Third-party claims $ — $ 175 Utility clean-up and repairs 1 1 Legal and other costs 4 12 2020 Zogg fire-related costs, net of insurance Third-party claims — 100 Utility clean-up and repairs — 5 Legal and other costs 7 13 Insurance recoveries (4) (112) 2019-2020 wildfire-related costs, net of insurance $ 7 $ 196 Third Quarter, 2021 vs. 2020 (in millions, except per share amounts) (7) "Non-GAAP core earnings" is a non-GAAP financial measure. See Exhibit H: Use of Non-GAAP Financial Measures.

Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS")

Third Quarter, 2021 vs. 2020
(in millions, except per share amounts)

	Third Quarter 2021 vs. 2020		Year to Date 2021 vs. 2020	
	Earnings	Earnings per Common Share (Diluted)	Earnings	Earnings per Common Share (Diluted)
2020 Non-GAAP Core Earnings (1)	$ 461	$ 0.22	$ 1,579	$ 1.56
Growth in rate base earnings	65	0.03	210	0.11
Change in shares(2)	—	0.02	—	(0.76)
Wildfire mitigation costs above authorized(3)	12	0.01	23	0.01
Timing of taxes(4)	(24)	(0.01)	(57)	(0.03)
Unrecoverable interest expense(5)	(8)	—	(137)	(0.07)
Timing of nuclear refueling outage(6)	—	—	(31)	(0.02)
Miscellaneous	(28)	(0.02)	(46)	(0.02)
2021 Non-GAAP Core Earnings (1)	$ 479	$ 0.24	$ 1,542	$ 0.78

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2020 and 2021. Amounts may not sum due to rounding.

(1) See Exhibit A for reconciliations of (i) earnings on a GAAP basis to non-GAAP core earnings and (ii) EPS on a GAAP basis to non-GAAP core EPS.

(2) Reflects 1,985 million weighted average shares during the three and nine months ended September 30, 2021.

(3) Represents lower wildfire mitigation spend relative to authorized for microgrids and certain electric asset inspections during the three and nine months ended September 30, 2021.

(4) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, Income Taxes, and results from variances in the percentage of quarterly earnings to annual earnings.

(5) Unrecoverable interest expense reflects interest on $4.75 billion of PG&E Corporation debt and $2.45 billion Wildfire Fund contribution debt financing for the three months and nine months ended September 30, 2021.

(6) Represents the timing of the Diablo Canyon Power Plant ("DCPP") refueling outage during the nine months ended September 30, 2021, with no similar impact in 2020.

35

Exhibit C: Operational Performance Metrics

2021 Performance Results	YTD Actual	2021 Target	Meets YTD Target
Customer Welfare - prioritizing public and employee safety			
<u>Electric Operations</u>			
Wildfire Risk Reduction [1]	—	2	✓
Wire-Down Events Due to Equipment Failure Rate	2.347	2.161	
<u>Gas Operations</u>			
Large Overpressure Events Rate	0.032	0.110	✓
Total Dig-Ins Reduction	1.01	1.14	✓
<u>Generation</u>			
Safe Dam Operating Capacity (SDOC)	99.89%	99.00%	✓
DCPP Reliability and Safety Indicator	92.5	87.5	✓
<u>Operational Performance and Reliability</u>			
Gas Customer Emergency Response (minutes)	20.5	20.8	✓
Electric 911 Emergency Response	97.83%	96.66%	✓
Customers Experiencing Multiple Interruptions (CEMI)	4.39%	2.63%	
Average Speed of Answer - Emergencies (seconds)	8	10	✓
<u>Workforce Safety</u>			
Days Away, Restricted, & Transferred (DART) Rate - Enterprise	1.10	0.91	
DART Rate - Electric Operations	1.29	0.97	
DART Rate - Gas Operations	1.70	1.30	
DART Rate - Generation	0.37	0.51	✓
Serious Injuries - Actual	1	4	✓
SIF Investigation Completed Within 30 Days	97%	70%	✓
SIF Corrective Actions Completed On Time	96%	92%	✓
Financial Stability			
Non-GAAP Core Earnings per Share [2]	$0.78	See note [3]	See note [3]

See following pages for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2021 Short-Term Incentive Plan *("STIP") are based on the same operational metrics and targets.*

(1) The Reportable Fire Ignitions metric has been replaced with the Wildfire Risk Reduction metric for the 2021 STIP period, as approved by the People and Compensation Committee on June 2, 2021.
(2) Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Exhibit H for the use of non-GAAP financial measures.
(3) The 2021 target for non-GAAP core earnings per share is not publicly reported but is consistent with the guidance range provided for 2021 non-GAAP core earnings per share of $0.95 to $1.05.

36

® 37 Definitions of 2021 Operational Performance Metrics from Exhibit C Customer Welfare – prioritizing public and employee safety Public and employee safety are measured in five areas: Electric Operations, Gas Operations, Generation, Reliability, and Workforce Safety. The safety of the Utility’s electric operations is represented by: • Wildfire Risk Reduction – The metric measures the count of Fire Ignitions that result in fires equal to or greater than 100 acres in PG&E’s High Fire Threat District (HFTD) and reportable to the California Public Utilities Commission (CPUC) per Decision 14-02-015. A reportable fire incident per Decision 14-02-015 is a fire event that meets the following criteria: 1) ignition is associated with PG&E power lines (both transmission and distribution), 2) something other than PG&E facilities burned, and 3) the resulting fire travelled more than one meter from the ignition point. • Wire-Down Events Due to Equipment Failure Rate – Measures the number of instances per day where a normally energized electric primary distribution or transmission conductor experiences a component or asset failure (e.g., pole or splice) that results in a conductor falling from its intended position and coming to rest on the ground or on a foreign object (e.g., a vehicle or tree). The safety of the Utility’s gas operations is represented by: • Large Overpressure Events Rate – Measures the number of large overpressure events year-over-year and reduction in the number of large overpressure events. • Total Dig-Ins Reduction – Tracks the number of gas dig-ins per 1,000 Underground Service Alert tickets received for gas. The dig-in component tracks all dig-ins to PG&E gas subsurface installations. A gas dig-in refers to damage which occurs during excavation activities (impact or exposure) and results in a repair or replacement of an underground gas facility. The safety of the Utility’s generation operations is represented by: • Safe Dam Operating Capacity (SDOC) – Measures operating capability of mechanical equipment used as the main control to reduce enterprise risk of large uncontrolled water release. • Diablo Canyon Power Plant (DCPP) Reliability and Safety Indicator – Based on 11 performance indicators for nuclear power generation developed by the nuclear industry and applied to all U.S. nuclear power plants (measured for DCPP Unit 1 and Unit 2). The safety of the Utility’s Reliability is represented by: • Gas Customer Emergency Response – Measures the average response time in minutes for immediate response orders for the performance period. The response time by PG&E is measured from the time PG&E is notified to the time a Gas Service Representative (or a qualified first responder) arrives onsite to the emergency location (including business hours and after hours).

® 38 Definitions of 2021 Operational Performance Metrics from Exhibit C Customer Welfare – prioritizing public and employee safety (continued) • Electric 911 Emergency Response – Measures the percentage of time that PG&E personnel respond (are on site) within 60 minutes after receiving a 911 call, with onsite defined as arriving at the premises where the 911 agency personnel are waiting. • Customers Experiencing Multiple Interruptions (CEMI) – Measures the number of customers that experience multiple sustained outages (both unplanned and planned). • Average Speed of Answer for Emergencies – Measures the average speed of answer in seconds for emergency calls handled in Contact Center Operations. The safety of the Utility’s Workforce Safety is represented by: • Days Away, Restricted, & Transferred (DART) Rate – Measures OSHA-recordable injuries that result in lost time or restricted duty per 200,000 hours worked, or for approximately every 100 employees. • Serious Injuries – Actual – A Serious Injury or Fatality (SIF) Actual is defined as any injury or illness resulting from work at/for PG&E that results in: ◦ A fatality – work-related fatal injury or illness; ◦ A life threatening injury or illness, that if not addressed could lead to a fatality or work-related injury or illness that required immediate life- preserving rescue action, and if not applied immediately would likely have resulted in the death of that person; or ◦ A life altering injury or illness, one that results in the loss or permanent impairment of a limb, organ or body function – work-related injury or illness that resulted in a permanent and significant loss of a major body part or organ function. For this metric, only SIF Actuals not resulting in a fatality will be counted. • % of SIF Investigations Completed within 30 days – Measures SIF Actual and SIF Potential investigations completed by 30 calendar days following classification of incident as a SIF. • % of SIF Corrective Actions Completed on Time – Measures the completion of corrective actions related to SIF Actual or SIF Potential cause evaluations. Financial Non-GAAP Core Earnings per Share (shown in dollars per share) represents the financial performance from ongoing core operations. “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of items listed in Exhibit A.

® 39 Exhibit D: Pacific Gas & Electric Company Sales and Sources Summary Three Months Ended September 30, Nine Months Ended September 30, 2021 2020 2021 2020 Sales from Energy Deliveries (in millions kWh) 23,214 23,025 59,400 59,196 Total Electric Customers at September 30 5,541,967 5,494,737 5,537,365 5,494,363 Total Gas Sales (in Bcf) 217 193 643 596 Total Gas Customers at September 30 4,563,230 4,557,003 4,561,350 4,545,343 Sources of Electric Energy Deliveries (in millions kWh): Total Utility Generation 8,288 8,242 19,352 23,392 Total Utility Net Purchases/(Sales) 2,943 4,090 3,958 5,199 Direct Access and Community Choice Aggregator Purchases 11,991 11,208 33,171 31,583 Total Electric Energy Delivered (1) 23,214 23,025 59,400 59,196 Diablo Canyon Performance: Overall Capacity Factor (including refuelings) 100% 91% 83% 96 % Refueling Outage Period None None 3/13/21-4/19/21 None Refueling Outage Duration during the Period (days) None None 38 None Please see the 2020 Annual Report on Form 10-K for additional information about operating statistics. (1) Includes other sources/(uses) of electric energy totaling (8) million kWh and (515) million kWh for the three months ended September 30, 2021 and 2020, respectively, and 2,919 million kWh and (978) million kWh for the nine months ended September 30, 2021 and 2020, respectively. Third Quarter, 2021 vs. 2020

Exhibit E: PG&E Corporation's 2021 Earnings Guidance

EPS Guidance	2021 Low		2021 High	
Estimated Earnings (Loss) on a GAAP basis	$	(0.12)	$	0.07
Estimated Non-Core Items: (1)				
Bankruptcy and legal costs (2)		0.67		0.66
Amortization of Wildfire Fund contribution (3)		0.18		0.18
Investigation remedies (4)		0.08		0.08
2019-2020 wildfire-related costs (5)		0.07		0.07
Prior period net regulatory recoveries (6)		0.07		0.07
Net securitization impact (7)		—		(0.07)
Estimated EPS on a non-GAAP Core Earnings basis	$	0.95	$	1.05

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2021, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit H: Use of Non-GAAP Financial Measures.

(2) "Bankruptcy and legal costs" consists of reversal of the tax benefit recorded for shares transferred to the Fire Victim Trust, exit financing costs including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The total offsetting tax impact for the low and high non-core guidance range is $62 million and $56 million, respectively.

(in millions, pre-tax)	2021 Low guidance range		2021 High guidance range	
Fire Victim Trust grantor trust benefit	$	1,270	$	1,270
Exit financing		135		135
Legal and other costs		85		65
Bankruptcy and legal costs	$	1,490	$	1,470

Actual financial results for 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

40

Exhibit E: PG&E Corporation's 2021 Earnings Guidance

(3) "Amortization of Wildfire Fund contribution" represents the amortization of Wildfire Fund contributions related to AB1054. The total offsetting tax impact for the low and high non-core guidance range is $145 million.

	2021	
(in millions, pre-tax)	Low guidance range	High guidance range
Amortization of Wildfire Fund contribution	~ $ 520	~ $ 520

(4) "Investigation remedies" includes costs related to the Wildfire OII decision different, probable losses in connection with a pending investigation into the 2019 Kincade fire, Paradise restoration and rebuild, the locate and mark OII system enhancements, and the incremental PSPS charge associated with the May 26, 2021 POD for the PSPS Order to Show Cause for the Fall 2019 PSPS events. The total offsetting tax impact for the low and high non-core guidance range is $18 million.

	2021	
(in millions, pre-tax)	Low guidance range	High guidance range
Wildfire OII disallowance and system enhancements	~ $ 80	~ $ 80
2019 Kincade fire investigation	~ 40	~ 40
Paradise restoration and rebuild	~ 25	~ 25
Locate and mark OII system enhancements	~ 25	~ 25
Incremental PSPS charge	~ 20	~ 20
Investigation remedies	~ $ 190	~ $ 190

(5) "2019-2020 wildfire-related costs" includes third-party claims and legal and other costs associated with the 2019 Kincade fire, and utility clean-up and repairs costs associated with the 2020 Zogg fire. The total offsetting tax impact for the low and high non-core guidance range is $60 million and $55 million, respectively.

	2021	
(in millions, pre-tax)	Low guidance range	High guidance range
2019 Kincade fire-related costs		
Third-party claims	~ $ 175	~ $ 175
Legal and other costs	~ 30	~ 10
2020 Zogg fire-related costs		
Utility clean-up and repairs	~ 10	~ 10
2019-2020 wildfire-related costs	~ $ 215	~ $ 195

Actual financial results for 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements. 41

Exhibit E: PG&E Corporation's 2021 Earnings Guidance

(6) "Prior period net regulatory recoveries" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case, offset by the impact of adjustments related to wildfire response and mitigation regulatory matters, including the 2020 WMCE application settlement, and the April 15, 2021 FERC order denying the Utility's request for rehearing on the TO18, which rejected the Utility's direct assignment of common plant to FERC, and impacted TO revenues recorded through December 31, 2020. The total offsetting tax impact for the low and high non-core guidance range is $59 million.

(in millions, pre-tax)	2021 Low guidance range	2021 High guidance range
2011-2014 GT&S capital audit	~ $ (45)	~ $ (45)
Wildfire response and mitigation regulatory matters	~ 135	~ 135
TO18 FERC ruling impact	~ 120	~ 120
Prior period net regulatory recoveries	~ $ 210	~ $ 210

(7) "Net securitization inception impact" represents the impact upon inception of rate neutral securitization and reflects the difference between the securitization regulatory asset and the regulatory liability associated with the revenue credits funded by up-front shareholder contributions and the Net Operating Loss monetization. The high case reflects the assumption that the CPUC's final decision, issued on May 11, 2021, authorizing the securitization of $7.5 billion of wildfire-related claims that is designed to be rate neutral on average to customers, will become final and non-appealable in 2021. The low case reflects the assumption that a final legal decision is not received before the year ended December 31, 2021. The total offsetting tax impact for the high non-core guidance range is $59 million.

(in millions, pre-tax)	2021 Low guidance range	2021 High guidance range
Net securitization inception impact	~ $ —	~ $ (210)

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility's joint quarterly report on Form 10-Q for the quarter ended September 30, 2021.

Actual financial results for 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

42

® 43 Exhibit F: General Earnings Sensitivities for 2021 Pacific Gas & Electric Company These general earnings sensitivities with respect to factors that may affect 2021 earnings are forward looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Forward-Looking Statements. Variable Description of Change Estimated 2021 Non-GAAP Core Earnings Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on Equity (ROE) +/- 0.1% change in allowed ROE +/- $25 million Share count +/- 1% change in average shares +/- $0.01 per share Revenue or expense +/- $30 million pre-tax change in at-risk revenue or expense +/- $0.01 per share

Exhibit G: GAAP Net Income to Non-GAAP Adjusted EBITDA Reconciliation
PG&E Corporation

Third Quarter, 2021 vs. 2020

	Three Months Ended September 30,		Nine Months Ended September 30,	
(in millions)	2021	2020	2021	2020
PG&E Corporation's Net Income (Loss) on a GAAP basis	$ (1,088)	$ 86	$ (564)	$ (1,508)
Income tax provision (benefit)	1,125	(109)	994	394
Other income, net	(132)	(102)	(387)	(299)
Interest expense	399	391	1,205	844
Interest income	—	(5)	(17)	(33)
Reorganization items, net	—	137	11	1,937
Operating Income	$ 304	$ 398	$ 1,242	$ 1,335
Depreciation, amortization, and decommissioning	801	845	2,540	2,574
Wildfire Fund expense	162	120	399	293
2019-2020 wildfire-related costs, net of insurance	7	27	196	234
Prior period net regulatory recoveries	135	73	257	(35)
Investigation remedies	74	104	171	200
PG&E Corporation's Non-GAAP Adjusted EBITDA	$ 1,483	$ 1,567	$ 4,805	$ 4,601

PG&E Corporation discloses "Adjusted EBITDA," which is a non-GAAP financial measure, in order to provide a measure that some investors may find useful for evaluating PG&E Corporation's performance. PG&E Corporation's management generally does not use Adjusted EBITDA in managing its business.

Adjusted EBITDA is calculated as PG&E Corporation's net income (loss) plus income tax provision (or less income tax benefit); less other income, net; plus interest expense; less interest income; plus reorganization items, net; plus depreciation, amortization, and decommissioning; plus Wildfire Fund expense; plus 2019-2020 wildfire-related costs, net of insurance; plus prior period net regulatory recoveries; and plus investigation remedies.

Adjusted EBITDA is not a substitute or alternative for GAAP measures, such as net income (loss), and may not be comparable to similarly titled measures used by other companies. See above for a reconciliation of GAAP net income (loss) to non-GAAP Adjusted EBITDA.

44

® 45 Exhibit H: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (diluted). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2022-2026, we are not providing a reconciliation to the corresponding GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.